Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 22, 2012 relating to the financial statements, which appears in Stratasys Ltd.’s (formerly known as Objet Ltd.) Registration Statement on Form F-4 (File No. 333-182025) filed with the Securities and Exchange Commission on August 6, 2012.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel

December 3, 2012